UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Oportun Financial Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On June 2, 2025, Oportun Financial Corporation posted the following materials to www.voteforoportun.com:

Vote “FOR” Oportun’s two highly qualified nominees Raul Vazquez and Carlos Minetti using the GREEN proxy card or GREEN voting instruction form. Oportun is executing our strategy, driving strong operational performance and delivering stockholder value Our progress is demonstrated by our strong first quarter results We have made meaningful Board and governance changes to ensure the Board has the necessary experience and skillsets to oversee the execution of our strategy

Strategy and Results At Oportun, we are guided by our mission to provide inclusive, affordable financial services that empower hardworking people to build better futures. Our focus on executing three strategic priorities to drive sustainable, profitable growth is delivering measurable results Our strong Q1 results demonstrate we are turning the corner on improving financial performance We believe that our strong business model, balance sheet and liquidity will allow us to sustain our momentum as we work toward our 2025 goals

Meet Your Board

Meet Your Board Raul Vazquez Biography

Meet Your Board Carlos Minetti Biography

Meet Your Board Jo Ann Barefoot Biography

Meet Your Board Mohit Daswani Biography

Meet Your Board Ginny Lee Biography

Meet Your Board Louis P. Miramontes Biography

Meet Your Board Sandy Smith Biography

Meet Your Board Richard Tambor Biography

Support Independent equity research analysts have praised Oportun’s strategy and progress

Resources Stockholder Letters Press Releases SEC Filings

Contacts Investors Voting Media

Your Vote is Important How to Vote LIVE WEBCAST Oportun’s Virtual Annual Meeting July 18, 2025 beginning at 8:00 a.m., PT. Questions?

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